Exhibit 99.1

Ortho Clinical Diagnostics Reports Third Quarter 2021 Results

Strong Revenue Growth Drives Financial Results

Company Raises Fiscal 2021 Guidance Across all Key Metrics

Highlights

• Third quarter revenue increased 15.8% to $522.5 million, or 14.3% in constant currency

• Core revenue grew 14.8% to $508.9 million for the quarter, or 13.2% in constant currency

• Strength across all major geographic regions, including double-digit growth in both developed and emerging markets

• Operating income increased 161.0% to $54.0 million from $20.7 million last year

• GAAP Net Income was $14.7 million, or $0.06 per diluted share, while Adjusted Net Income was $50.9 million, or $0.21 per diluted share in the third quarter of 2021

• Third quarter Adjusted EBITDA rose 16.8% year-over-year to $139.6 million and Adjusted Free Cash Flow increased $26.3 million year-over year to $56.3 million

RARITAN, N.J., November 3, 2021 – Ortho Clinical Diagnostics Holdings plc (Nasdaq: OCDX) (the “Company”), one of the world's largest pure-play in-vitro diagnostics (IVD) companies, today announced financial results for the third quarter ended October 3, 2021.

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Third Quarter 2021 Financial Highlights

“Our team delivered another excellent quarter, with profitable growth across all major geographic regions. Both our Clinical Laboratories and Transfusion Medicine businesses grew double-digits, supported by our strong recurring revenue base,” said Chris Smith, Chairman and Chief Executive Officer of Ortho Clinical Diagnostics. “Building on the strong momentum from the last couple of years, our commercial excellence program continues to improve our execution and drive mid-teens growth of our integrated system installed base – key to our lifetime customer value and accelerated recurring revenue pull-through. This strong positioning provides us with significant opportunity to carry our strength forward into the fourth quarter and into 2022.”

$ in millions, other than per share amounts	Quarter Ended		Change
	October 3, 2021	September 27, 2020	As Reported	Constant Currency
Net Revenue	$522.5	$451.1	15.8%	14.3%
Core Revenue	$508.9	$443.3	14.8%	13.2%
Gross Profit Margin	51.7%	48.1%	359 bps	-
Income from Operations	$54.0	$20.7	161.0%	-
EPS (GAAP)	$0.06	($0.20)	$0.26	-
Adjusted Diluted EPS	$0.21	$0.14	$0.07	-
Adjusted Free Cash Flow	$56.3	$30.0	$26.3	-
Adjusted EBITDA	$139.6	$119.5	16.8%	-

Changes presented in the table above have been calculated using actual, non-rounded amounts and may not recalculate.

•
Core revenue, which excludes contract manufacturing and collaboration revenue, increased to $508.9 million in the third quarter of 2021, compared with $443.3 million in the similar period last year, or a 13.2% increase in constant currency terms

•
Adjusted Net income for the third quarter was $50.9 million, or $0.21 per share, compared with $21.0 million, or $0.14 per share, in the third quarter of 2020

•
Adjusted free cash flow for the third quarter was $56.3 million, compared with $30.0 million in the prior year period

•
Adjusted EBITDA for the third quarter was $139.6 million, an increase of 16.8% as compared to $119.5 million in the prior year period

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Results by Geographic Segment

Revenues by Geographic segment were as follows:

$ millions	Quarter Ended		Change
	October 3, 2021	September 27, 2020	As Reported	Constant Currency
Americas	$306.5	$264.2	16.0%	15.3%
EMEA	$67.2	$58.6	14.6%	13.1%
Greater China	$85.6	$72.7	17.8%	10.3%
Other[1]	$63.2	$55.6	13.7%	15.7%
Total Revenue	$522.5	$451.1	15.8%	14.3%

1Other Region includes: Japan and ASPAC Regions

Changes presented in the table above have been calculated using actual, non-rounded amounts and may not recalculate.

Balance Sheet and Liquidity

As of October 3, 2021, the Company had $255.9 million of cash and cash equivalents, compared to $132.8 million of cash and cash equivalents on January 3, 2021. Total debt as of October 3, 2021 was $2.3 billion, a 39% decrease compared with $3.7 billion on January 3, 2021.

Fiscal Year 2021 Outlook

The Company today raised financial guidance for the fiscal year 2021 as follows:

	Fiscal Year 2021	Prior Guidance FY 2021
Core Revenue	$2.00 - $2.02 billion	$1.95 - $1.98 billion
Constant Currency Core Revenue Growth	14.0% – 15.0%	10% – 12%
Adjusted EBITDA	$542 – $547 million	$526 – $534 million
Adjusted EBITDA Growth	19% - 20%	15% – 17%
Adjusted Diluted EPS	$0.76 - $0.78	$0.67 – $0.72

Conference Call Information

Ortho Clinical Diagnostics will hold a conference call to discuss its third quarter 2021 results today, at 5:00 pm EDT.

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Interested parties can access the call and accompanying presentation on the “Investors” portion of the Company’s website at https://ir.orthoclinicaldiagnostics.com. Presentation materials will also be posted to the “Investors” portion of the website at the time of the call. Those unable to access the webcast may join the call via phone by dialing (833) 362-0203 (domestic) or (914) 987-7672 (international) and entering Conference ID number 5927918.

A replay of the conference call will be available a few hours after the event on the investor relations section of the Company’s website, under the events section .

About Ortho Clinical Diagnostics

Ortho Clinical Diagnostics Holdings plc (Nasdaq: OCDX) is one of the world’s largest pure-play in vitro diagnostics (IVD) companies.

More than 800,000 patients across the world are impacted by Ortho’s tests each day. Because Every Test Is A LifeTM, Ortho provides hospitals, hospital networks, clinical laboratories and blood banks around the world with innovative technology and tools to ensure test results are fast, accurate, and reliable. Ortho's customized solutions enhance clinical outcomes, improve efficiency, overcome lab staffing challenges and reduce costs.

From launching the first product to determine Rh+ or Rh- blood type, developing the world’s first tests for the detection of antibodies against HIV and hepatitis C, introducing patented dry-slide technology and marketing the first U.S. Food and Drug Administration-authorized high-volume antibody and antigen tests for COVID-19, Ortho has been a pioneering leader in the IVD space for over 80 years.

The Company is powered by Ortho CareTM, an award-winning, holistic service and support program that ensures best-in-class technical, field and remote service to laboratories in more than 130 countries and territories around the globe .

For more information, visit Ortho’s website or social media channels: LinkedIn, Twitter, Facebook and YouTube.

Forward Looking Statements

This Press Release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements reflect, among other things, our current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. Therefore, any statements contained herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, the words as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will,” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Factors that might materially affect such forward looking statements include: the ongoing global coronavirus (COVID-19) pandemic; increased competition; manufacturing problems or delays or failure to develop and market new or enhanced products or services; adverse developments in global market, economic and political

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conditions; our ability to obtain additional capital on commercially reasonable terms may be limited or non-existent; our inability to implement our strategies for improving growth or to realize the anticipated benefits of any acquisitions and divestitures, including as a result of difficulties integrating acquired businesses with, or disposing of divested businesses from, our current operations; a need to recognize impairment charges related to goodwill, identified intangible assets and fixed assets; inability to achieve some or all of the operational cost improvements and other benefits that we expect to realize; our ability to operate according to our business strategy should our collaboration partners fail to fulfill their obligations; risk that the insurance we will maintain may not fully cover all potential exposures; product recalls or negative publicity may harm our reputation or market acceptance of our products; decreases in the number of surgical procedures performed, and the resulting decrease in blood demand; fluctuations in our cash flows as a result of our reagent rental model; terrorist acts, conflicts, wars and natural disasters that may materially adversely affect our business, financial condition and results of operations; the outcome of legal proceedings instituted against us and/or others; risks associated with our non-U.S. operations, including currency translation risks, the impact of possible new tariffs and compliance with applicable trade embargoes; the effect of the United Kingdom’s withdrawal from the European Union; our inability to deliver products and services that meet customers’ needs and expectations; failure to maintain a high level of confidence in our products; significant changes in the healthcare industry and related industries that we serve, in an effort to reduce costs; reductions in government funding and reimbursement to our customers; price increases or interruptions in the supply of raw materials, components for our products, and products and services provided to us by certain key suppliers and manufacturers; our ability to recruit and retain the experienced and skilled personnel we need to compete; work stoppages, union negotiations, labor disputes and other matters associated with our labor force; consolidation of our customer base and the formation of group purchasing organizations; unexpected payments to any pension plans applicable to our employees; our inability to obtain required clearances or approvals for our products; failure to comply with applicable regulations, which may result in significant costs or the suspension or withdrawal of previously obtained clearances or approvals; the inability of government agencies to hire, retain or deploy personnel or otherwise prevent new or modified products from being developed, cleared or approved or commercialized in a timely manner; disruptions resulting from President Biden’s invocation of the Defense Production Act; results of clinical studies, which may be delayed or fail to demonstrate the safety and effectiveness of our products; costs to comply with environmental and health and safety requirements, or costs related to liability for contamination or other potential environmental harm; healthcare fraud and abuse regulations that could result in liability, require us to change our business practices and restrict our operations in the future; failure to comply with the anti-corruption laws of the United States and various international jurisdictions; failure to comply with anti-terrorism laws and regulations and applicable trade embargoes; failure to comply with the requirements of federal, state and international laws pertaining to the privacy and security of health information; our inability to maintain our data management and information technology systems; data corruption, cyber-based attacks, security breaches and privacy violations; our inability to protect and enforce our intellectual property rights or defend against intellectual property infringement suits against us by third parties; risks related to changes in income tax laws and regulations; risks related to our substantial indebtedness; our ability to generate cash flow to service our substantial debt obligations; difficulties complying with Nasdaq rules regarding the composition of our Board of Directors and certain committees now that we are no longer a “controlled company”; and risks related to the ownership of our ordinary shares; and other factors beyond our control. Unless legally required, we assume no obligation to update any such forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information.

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Non-GAAP Financial Measures

This press release contains financial measures, such as constant-currency growth rate, adjusted EBITDA, adjusted net income, adjusted diluted EPS and adjusted free cash flow, which are considered non-GAAP financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP). Adjusted EBITDA, adjusted net income, adjusted diluted EPS and adjusted free cash flow eliminate impacts of certain non-cash, unusual or other items that that we do not consider indicative of our ongoing operating performance. The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release. For example, such reconciling items include the impact of unrealized foreign currency exchange gains or losses, gains or losses that are unusual or nonrecurring in nature, as well as discrete taxable events. We cannot estimate or project these items and they may have a substantial and unpredictable impact on our results presented in accordance with GAAP.

Some columns and rows within tables may not add due to rounding. Percentages have been calculated using actual, non-rounded figures.

Investors:

IR@orthoclinicaldiagnostics.com

Media:

media@orthoclinicaldiagnostics.com

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ORTHO CLINICAL DIAGNOSTICS HOLDINGS PLC
Condensed Consolidated Statements of Loss
(Unaudited)
(In millions, except per share data)

	Fiscal Quarter Ended		Fiscal Nine Months Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Net revenue	$522.5	$451.1	$1,521.8	$1,249.6
Cost of revenue, excluding amortization of intangible assets	252.4	234.1	748.7	650.2
Gross profit	270.1	217.0	773.1	599.4
Selling, marketing and administrative expenses	140.9	121.0	411.0	347.9
Research and development expense	32.1	32.7	91.3	82.1
Amortization of intangible assets	33.3	33.1	100.3	98.7
Other operating expense, net	9.8	9.5	27.7	22.8
Income from operations	54.0	20.7	142.8	47.9
Interest expense, net	36.1	48.9	112.5	148.6
Tax indemnification (income) expense, net	(0.2)	16.5	(0.6)	11.6
Other (income) expense, net	(2.6)	(5.9)	50.8	61.1
Income (loss) before income taxes	20.7	(38.8)	(20.0)	(173.4)
Provision for (benefit from) income taxes	6.0	(10.3)	24.4	(2.4)
Net income (loss)	$14.7	$(28.5)	$(44.4)	$(171.0)
Basic net income (loss) per ordinary share	$0.06	$(0.20)	$(0.20)	$(1.17)
Basic weighted-average ordinary shares outstanding	235.6	146.4	225.4	146.4
Diluted net income (loss) per ordinary share	$0.06	$(0.20)	$(0.20)	$(1.17)
Diluted weighted-average ordinary shares outstanding	242.8	146.4	225.4	146.4

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ORTHO CLINICAL DIAGNOSTICS HOLDINGS PLC
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions)

	October 3, 2021	January 3, 2021
Cash and cash equivalents	$255.9	$132.8
Accounts receivable	237.8	318.7
Inventories	308.3	278.7
Other current assets	141.8	127.0
Property, plant and equipment, net	782.6	832.0
Goodwill	570.8	580.1
Intangible assets, net	912.5	1,016.7
Deferred income taxes	7.1	8.0
Other assets	93.0	107.5
Total assets	$3,309.9	$3,401.5

Accounts payable	$139.3	$146.2
Accrued liabilities	251.5	284.7
Deferred revenue	32.6	35.5
Current portion of borrowings	64.4	160.0
Long-term borrowings	2,206.9	3,558.5
Employee-related obligations	39.9	39.3
Other liabilities	94.2	120.8
Deferred income taxes	84.4	67.3
Total liabilities	2,913.0	4,412.3
Total shareholders’ equity (deficit)	396.9	(1,010.8)
Total liabilities and shareholders’ equity (deficit)	$3,309.9	$3,401.5

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ORTHO CLINICAL DIAGNOSTICS HOLDINGS PLC
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In millions)
	Fiscal Quarter Ended		Fiscal Nine Months Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Cash provided by (used in) operating activities	$65.4	$14.9	$188.2	$(48.6)
Cash used in investing activities	(7.5)	(2.0)	(11.7)	(27.5)
Cash (used in) provided by financing activities	(11.7)	(16.7)	(61.9)	71.3
Effect of exchange rate changes on cash	–	3.2	(1.0)	0.5
Increase (decrease) in cash, cash equivalents and restricted cash	46.3	(0.6)	113.5	(4.3)
Cash, cash equivalents and restricted cash at beginning of period	211.5	80.3	144.2	84.0
Cash, cash equivalents and restricted cash at end of period	$257.7	$79.7	$257.7	$79.7

	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Reconciliation to amounts within the consolidated balance sheets:
Cash and cash equivalents	$255.9	$68.6	$255.9	$68.6
Restricted cash included in Other assets	1.8	11.1	1.8	11.1
Cash, cash equivalents and restricted cash	$257.7	$79.7	$257.7	$79.7

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ORTHO CLINICAL DIAGNOSTICS HOLDINGS PLC
Reconciliation of GAAP to Non-GAAP Results
(Unaudited)
	Fiscal Quarter Ended		Fiscal Nine Months Ended
(Dollars in millions)	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Net income (loss)	$14.7	$(28.5)	$(44.4)	$(171.0)
Interest expense, net	36.1	48.9	112.5	148.6
Provision for (benefit from) income taxes	6.0	(10.3)	24.4	(2.4)
Depreciation and amortization	80.8	79.9	246.6	239.6
Stock-based compensation (a)	5.0	2.4	19.5	6.2
Restructuring and severance-related costs (b)	1.7	4.7	4.7	9.3
Loss on extinguishment of debt	–	–	50.3	12.6
Arbitration award (c)	(7.4)	–	(7.4)	–
Tax indemnification (income) expense, net	(0.2)	16.5	(0.6)	11.6
Unrealized foreign currency exchanges (gains) losses, net (d)	–	(6.3)	–	46.0
Quotient upfront payment (e)	–	7.5	–	7.5
Other adjustments (f)	2.9	4.7	14.5	14.4
Adjusted EBITDA	$139.6	$119.5	$420.1	$322.4

	Fiscal Quarter Ended		Fiscal Nine Months Ended
(Dollars in millions, except per share data)	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Net income (loss)	$14.7	$(28.5)	$(44.4)	$(171.0)
Amortization of intangible assets	33.3	33.1	100.3	98.7
Stock-based compensation (a)	5.0	2.4	19.5	6.2
Restructuring and severance-related costs (b)	1.7	4.7	4.7	9.3
Loss on extinguishment of debt	–	–	50.3	12.6
Arbitration award (c)	(7.4)	–	(7.4)	–
Unrealized foreign currency exchanges (gains) losses, net (d)	–	(6.3)	–	46.0
Quotient upfront payment (e)	–	7.5	–	7.5
Other adjustments (f)	5.4	4.7	17.0	14.4
Total adjustments	38.0	46.1	184.3	194.7
Tax effect of reconciling items (g)	(1.7)	(1.3)	(5.6)	(6.3)
Discrete tax items (h)	–	4.7	10.7	4.7
Adjusted net income	$50.9	$21.0	$144.9	$22.1
Adjusted basic EPS	$0.22	$0.14	$0.64	$0.15
Adjusted diluted EPS	$0.21	$0.14	$0.62	$0.15
Diluted weighted-average ordinary shares outstanding	242.8	150.3	232.4	150.3

(a)
Represents expense related to awards granted under our 2014 Equity Incentive Plan.
(b)
Represents restructuring and severance costs related to several discrete initiatives intended to strengthen operational performance and to support building our commercial capabilities.
(c)
Represents an award from an arbitration proceeding related to one of our collaboration agreements of $8.5 million, partially offset by related legal fees of $1.1 million.

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(d)
Represents noncash unrealized gains and losses resulting from the remeasurement of transactions denominated in foreign currencies primarily related to intercompany loans. Beginning in fiscal 2021, we initiated programs to mitigate the impact of foreign currencies related to intercompany loans in our results, and such noncash net unrealized gains were approximately $4.3 million and $38.0 million for the fiscal quarter and nine months ended October 3, 2021, respectively. We intend for these programs to mitigate the impact of foreign currency exchange rate fluctuations related to intercompany loans in current and future periods. Therefore, effective January 4, 2021, we no longer exclude non-cash unrealized gains and losses from Adjusted EBITDA.
(e)
Represents an initial, non-refundable upfront payment made to Quotient Ltd. (“Quotient”), one of our partners and suppliers.
(f)
Represents miscellaneous other adjustments related to unusual items impacting our results, including the elimination of management fees and non-cash derivative mark-to-market (gains) losses. See information below:

	Fiscal Quarter Ended		Fiscal Nine Months Ended
($ in millions)	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
EU medical device regulation transition costs	$1.1	$1.0	$2.9	$3.3
Principal shareholder management fee	0.8	0.8	2.3	2.3
Derivative mark-to-market (gain) loss	(0.9)	(0.5)	0.6	(0.7)
Other	2.0	3.4	8.7	9.5
Total other adjustments	$2.9	$4.7	$14.5	$14.4

(g)
Non-GAAP adjustments were tax effected based on the nature of the expense and related jurisdiction, many of which are impacted by valuation allowances resulting in little to no tax impact.
(h)
We exclude deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, and other unusual items not related to current operating results.

	Fiscal Quarter Ended		Fiscal Nine Months Ended
(Dollars in millions)	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Net cash provided by (used in) operating activities - GAAP	$65.4	$14.9	$188.2	$(48.6)
Adjustments:
Purchases of property, plant and equipment	(7.6)	(4.1)	(27.2)	(28.4)
Proceeds from cross currency swaps	–	2.7	15.2	2.7
Milestone payments and other, net	0.1	(0.6)	0.2	(1.8)
Unusual or non-recurring payments	(1.6)	17.1	10.9	31.0
Adjusted free cash flow (i)	$56.3	$30.0	$187.3	$(45.1)

(i)
We define adjusted free cash flow as net cash flows from operating activities accounted for under GAAP less purchases of property, plant and equipment plus or minus any unusual or non-recurring payments.

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ORTHO CLINICAL DIAGNOSTICS HOLDINGS PLC
Reconciliation of GAAP to Non-GAAP Results
Core and Non-Core Revenue and Revenue by Segment
(Unaudited)
	Fiscal Quarter Ended
(Dollars in millions)	October 3, 2021	September 27, 2020	Percent Change	Currency Impact	Constant Currency Growth Rate (a)
Core Revenue	$508.9	$443.3	14.8%	1.6%	13.2%
Non-Core Revenue	13.6	7.8	74.7%	0.1%	74.6%
Net Revenue	$522.5	$451.1	15.8%	1.5%	14.3%

Segment net revenue
Americas	$306.5	$264.2	16.0%	0.7%	15.3%
EMEA	67.2	58.6	14.6%	1.4%	13.1%
Greater China	85.6	72.7	17.8%	7.4%	10.3%
Other	63.2	55.6	13.7%	-2.0%	15.7%
Net revenue	$522.5	$451.1	15.8%	1.5%	14.3%

	Fiscal Nine Months ended
(Dollars in millions)	October 3, 2021	September 27, 2020	Percent Change	Currency Impact	Constant Currency Growth Rate (a)
Core Revenue	$1,495.8	$1,233.7	21.2%	2.5%	18.7%
Non-Core Revenue	26.0	15.9	65.3%	0.1%	65.2%
Net Revenue	$1,521.8	$1,249.6	21.8%	2.5%	19.3%

Segment net revenue
Americas	$924.2	$755.8	22.3%	0.6%	21.7%
EMEA	203.5	168.2	20.9%	6.1%	14.8%
Greater China	199.1	162.3	22.6%	8.7%	13.9%
Other	195.1	163.2	19.6%	1.0%	18.6%
Net revenue	$1,521.8	$1,249.6	21.8%	2.5%	19.3%

(a)
The term “constant currency” means we have translated local currency revenues for all reporting periods to U.S. dollars using internally-derived currency exchange rates held constant for each year. This additional non-GAAP financial information is not meant to be considered in isolation from or as substitute for financial information prepared in accordance with GAAP.

Ortho Clinical Diagnostics | 1001 US Route 202 Raritan, NJ 08869-0606